EXHIBIT 99

Contacts:

Karen Warren	Gary Serby	Heather Snavely
Hasbro Investor Relations	Hasbro Media	Cranium
401-727-5401	401-727-5582	206-931-5498
kwarren@hasbro.com	gserby@hasbro.com	heather@cranium.com

HASBRO CLOSES ACQUISITION OF CRANIUM, INC.

PAWTUCKET, R.I., JANUARY 25, 2008 – Hasbro, Inc. (NYSE:HAS) announced that its acquisition of privately-held Cranium, Inc. closed today.

Cranium brands such as CRANIUM, CRANIUM HULLABALOO, CRANIUM CADOO, CRANIUM CARIBOO, CRANIUM ZOOREKA, CRANIUM WHOONU and CRANIUM BALLOON LAGOON will now join such timeless classics as MONOPOLY, CLUE, SCRABBLE and TRIVIAL PURSUIT as part of Hasbro’s games portfolio.

Hasbro (NYSE: HAS - News) is a worldwide leader in children’s and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech. Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.

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